EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Fourth
Quarter and Full Year 2016 Results

For the Quarter Ended December 31, 2016
(Compared to the Quarter Ended December 31, 2015)

—	Consolidated Net Revenue Increased 7.4% to $3.08 Billion, Net Income Increased 5.6% to $607 Million

—	GAAP Earnings per Diluted Share was $0.64; Adjusted Earnings per Diluted Share was $0.62; and Hold-Normalized Adjusted Earnings per Diluted Share was $0.58

—	Consolidated Adjusted Property EBITDA Increased 6.1% to $1.12 Billion, With Margin of 36.3%

—	Hold-Normalized Adjusted Property EBITDA was $1.07 Billion, With Margin of 35.7%

In Macao:

•	Adjusted Property EBITDA Increased 5.0% to $610 Million, While Hold-Normalized Adjusted Property EBITDA Increased 2.0% to $566 Million

•	The Parisian Macao Generated Adjusted Property EBITDA of $95 Million During Its First Full Quarter of Operation

At Marina Bay Sands in Singapore:
•	Adjusted Property EBITDA Increased 8.0% to $366 Million, With Margin Increasing 240 basis points to 50.6%

•	Hotel RevPAR Increased 7.9% to $409

At Our Las Vegas Operating Properties:
•	Adjusted Property EBITDA Increased 14.4% to $111 Million

•	Hotel RevPAR Increased 4.5% to $230

—	The Company Paid Quarterly Dividends of $0.72 per Share

For the Year Ended December 31, 2016
(Compared to the Year Ended December 31, 2015)

—	Net Revenue was $11.41 Billion, Net Income was $2.02 Billion and $2.10 per Diluted Share

—	Consolidated Adjusted Property EBITDA was $4.13 Billion, Adjusted Earnings per Diluted Share was $2.33
—	The Company Paid Dividends of $2.88 per Share
—	The Company’s Board of Directors Announced an Increase in the Company’s Recurring Common Stock Dividend for the 2017 Calendar Year to $2.92 per Share ($0.73 per Share per Quarter)

Las Vegas, NV (January 25, 2017) — Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2016.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are pleased to have delivered a solid operating performance in each of our markets, which enabled us to generate $1.12 billion in adjusted property EBITDA for the quarter, an increase of 6.1% compared to the fourth quarter of 2015.

“In Macao, our industry-leading Cotai Strip property portfolio, which has been meaningfully expanded by the opening of the Parisian Macao, generated growth of 16% in the mass gaming segment. This result was our strongest growth in Macao’s most important and profitable segment since the second quarter of 2014.  The Macao market overall continued its recovery in the fourth quarter, while our Macao portfolio generated visitation growth of 23% and higher hotel occupancy rates.  We are confident that the benefits of the increased scale we have achieved in our market-leading hotel, retail and entertainment offerings will enable us to deliver growth in Macao and strong financial performance.

“We are pleased The Parisian Macao, our latest Integrated Resort delivered $95 million in adjusted property EBITDA during its first full quarter of operation and quickly established itself as another ‘must see’ destination for visitors to the Cotai Strip. To date we have invested approximately $13 billion in Macao, contributing to Macao’s diversification and appeal as a business and leisure tourism destination. We remain confident that our market-leading Cotai Strip portfolio of properties will continue to provide the economic benefits of diversification to Macao, help attract greater numbers of business and leisure travelers, and provide both Macao and our Company an outstanding and diversified platform for future growth.

“Our focus remains on the consistent execution of our proven global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model. We are particularly encouraged by the recent passage of the IR Promotion Bill in Japan as it paves the way for more detailed legislation that we believe will create opportunities for us to bring the economic benefits of our industry-leading convention-based Integrated Resort business model to this dynamic and promising market.”

The Company paid a recurring quarterly dividend of $0.72 per common share during the quarter. The Company announced that its next recurring quarterly dividend of $0.73 per common share will be paid on March 31, 2017, to Las Vegas Sands shareholders of record on March 23, 2017.

Marina Bay Sands in Singapore delivered $366 million in adjusted property EBITDA, an increase of 8.0% compared to the same quarter last year. The property continues to attract business and leisure visitors from across the region and deliver the economic benefits of our convention-based business model to Singapore. Consistent mass win-per-day of $4.59 million and strength in non-gaming revenues, including a 7.9% increase in RevPAR, contributed to an adjusted property EBITDA margin of 50.6%, 240 basis points higher than in the prior-year quarter.

At The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, adjusted property EBITDA grew 14.4% to $111 million compared to the fourth quarter of last year. Revenue growth of 3.0% reflected modest top-line increases in all business segments. Revenue growth in combination with cost discipline generated a 260 basis point improvement in adjusted property EBITDA margin to 26.9%.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2016 increased 7.4% to $3.08 billion, compared to $2.86 billion in the fourth quarter of 2015. Net income increased 5.6% to $607 million in the fourth quarter of 2016, compared to $575 million in the year-ago quarter.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the fourth quarter of 2016 decreased 4.7% to $669 million, compared to $702 million in the fourth quarter of 2015. The modest decrease in operating income was a result of higher depreciation and amortization expenses as well as asset impairment charges during the quarter. This was largely offset by higher revenues and lower pre-opening costs. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.12 billion increased 6.1% in the fourth quarter of 2016, compared to the year-ago quarter. On a hold-normalized basis, adjusted property EBITDA was $1.07 billion in the fourth quarter of 2016, unchanged from the prior-year quarter.

On a GAAP basis, net income attributable to Las Vegas Sands in the fourth quarter of 2016 increased 9.2% to $509 million, compared to $466 million in the fourth quarter of 2015, while diluted earnings per share in the fourth quarter of 2016 of $0.64, represented an increase of 8.5% compared to the prior-year quarter. The increase in net income attributable to Las Vegas Sands was a result primarily of $64 million of other income related to foreign exchange gains and changes in the value of forward currency contracts.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) decreased 0.6% to $491 million, or $0.62 per diluted share, compared to $494 million, or $0.62 per diluted share, in the fourth quarter of 2015.

On a GAAP basis, full year 2016 operating income decreased 12.2% to $2.49 billion, compared to $2.84 billion in 2015. The decrease in operating income was principally due to lower net revenues, non-recurring legal costs in 2016 and higher pre-opening expenses, most of which relate to The Parisian Macao. Net income attributable to Las Vegas Sands decreased 15.1% to $1.67 billion, or $2.10 per diluted share, in 2016, compared to $2.0 billion, or $2.47 per diluted share, in 2015. The decline in net income attributable to Las Vegas Sands reflected the decrease in operating income described above, partially offset by a decrease in net income attributable to noncontrolling interests.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. (SCL) increased 12.0% to $1.86 billion in the fourth quarter of 2016, compared to $1.66 billion in the fourth quarter of 2015. Net income for SCL decreased 7.9% to $348 million in the fourth quarter of 2016, compared to $378 million in the fourth quarter of 2015.

On a GAAP basis, full year 2016 total net revenues for Sands China Ltd. decreased 2.5% to $6.69 billion, compared to $6.86 billion in 2015. Net income for Sands China Ltd. decreased 15.9% to $1.22 billion in 2016, compared to $1.45 billion in 2015.

The Venetian Macao Fourth Quarter Operating Results

The property generated revenue of $707 million and adjusted property EBITDA of $262 million in the fourth quarter, with an adjusted property EBITDA margin of 37.1%. Non-Rolling Chip drop was $1.72 billion for the quarter, with a Non-Rolling Chip win percentage of 25.1%. Rolling Chip volume decreased $1.1 billion to $6.89 billion, with a Rolling Chip win percentage of 3.23%, below the 3.34% experienced in the prior-year quarter. Slot handle was $783 million.

The following table summarizes the key operating results for The Venetian Macao for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
The Venetian Macao Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$602	$632	$(30)	-4.7%
Rooms	44	50	(6)	-12.0%
Food and Beverage	21	24	(3)	-12.5%
Mall	57	62	(5)	-8.1%
Convention, Retail and Other	21	30	(9)	-30.0%
Less - Promotional Allowances	(38)	(37)	(1)	-2.7%
Net Revenues	$707	$761	$(54)	-7.1%

Adjusted Property EBITDA	$262	$298	$(36)	-12.1%
EBITDA Margin %	37.1%	39.2%		-2.1 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,889	$7,997	$(1,108)	-13.9%
Rolling Chip Win %(1)	3.23%	3.34%		-0.11 pts

Non-Rolling Chip Drop	$1,715	$1,743	$(28)	-1.6%
Non-Rolling Chip Win %	25.1%	23.4%		1.7 pts

Slot Handle	$783	$1,009	$(226)	-22.4%
Slot Hold %	4.3%	4.7%		-0.4 pts

Hotel Statistics

Occupancy %	94.2%	83.5%		10.7 pts
Average Daily Rate (ADR)	$211	$223	$(12)	-5.4%
Revenue per Available Room (RevPAR)	$199	$186	$13	7.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Fourth Quarter Operating Results

Revenue and adjusted property EBITDA for the fourth quarter of 2016 at Sands Cotai Central were $444 million and $132 million, respectively, resulting in an adjusted property EBITDA margin of 29.7%.

Non-Rolling Chip drop was $1.42 billion in the fourth quarter, with a Non-Rolling Chip win percentage of 19.1%. Rolling Chip volume was $2.83 billion for the quarter, with a Rolling Chip win percentage of 3.04%. Slot handle was $1.27 billion for the quarter. Hotel occupancy was 85.9% with an ADR of $146.

The following table summarizes our key operating results for Sands Cotai Central for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Sands Cotai Central Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$365	$426	$(61)	-14.3%
Rooms	71	69	2	2.9%
Food and Beverage	26	26	-	-%
Mall	16	18	(2)	-11.1%
Convention, Retail and Other	6	7	(1)	-14.3%
Less - Promotional Allowances	(40)	(40)	-	-%
Net Revenues	$444	$506	$(62)	-12.3%

Adjusted Property EBITDA	$132	$160	$(28)	-17.5%
EBITDA Margin %	29.7%	31.6%		-1.9 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,827	$4,129	$(1,302)	-31.5%
Rolling Chip Win %(1)	3.04%	2.62%		0.42 pts

Non-Rolling Chip Drop	$1,421	$1,459	$(38)	-2.6%
Non-Rolling Chip Win %	19.1%	21.3%		-2.2 pts

Slot Handle	$1,273	$1,480	$(207)	-14.0%
Slot Hold %	3.4%	3.6%		-0.2 pts

Hotel Statistics

Occupancy %	85.9%	85.4%		0.5 pts
Average Daily Rate (ADR)	$146	$151	$(5)	-3.3%
Revenue per Available Room (RevPAR)	$125	$129	$(4)	-3.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

The Parisian Macao Fourth Quarter Operating Results

The Parisian Macao opened on September 13, 2016, and the fourth quarter results reflect its first full quarter of operation. Revenue and adjusted property EBITDA at The Parisian Macao were $344 million and $95 million, respectively, resulting in an adjusted property EBITDA margin of 27.6%.

Non-Rolling Chip drop was $895 million, with a Non-Rolling Chip win percentage of 18.3%. Rolling Chip volume was $3.31 billion, with a Rolling Chip win percentage of 4.52%. Slot handle was $803 million and hotel occupancy was 91.1% with an ADR of $138.

The following table summarizes our key operating results for The Parisian Macao in the fourth quarter of 2016:

Three Months Ended
The Parisian Macao Operations	December 31,(2)
(Dollars in millions)	2016
Revenues:
Casino	$301
Rooms	30
Food and Beverage	17
Mall	18
Convention, Retail and Other	6
Less - Promotional Allowances	(28)
Net Revenues	$344

Adjusted Property EBITDA	$95
EBITDA Margin %	27.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,313
Rolling Chip Win %(1)	4.52%

Non-Rolling Chip Drop	$895
Non-Rolling Chip Win %	18.3%

Slot Handle	$803
Slot Hold %	4.4%

Hotel Statistics

Occupancy %	91.1%
Average Daily Rate (ADR)	$138
Revenue per Available Room (RevPAR)	$126

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)	The Parisian Macao opened in September 2016.

Four Seasons Hotel Macao and Plaza Casino Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated revenue of $163 million and adjusted property EBITDA of $67 million in the fourth quarter of 2016. Non-Rolling Chip drop was $313 million, with a Non-Rolling Chip win percentage of 18.4%. Rolling Chip volume was $2.49 billion for the quarter. Rolling Chip win percentage was 3.22% in the quarter, below the 3.43% experienced in the prior-year quarter. Slot handle was $108 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$121	$114	$7	6.1%
Rooms	10	10	-	-%
Food and Beverage	7	7	-	-%
Mall	33	38	(5)	-13.2%
Convention, Retail and Other	1	1	-	-%
Less - Promotional Allowances	(9)	(12)	3	25.0%
Net Revenues	$163	$158	$5	3.2%

Adjusted Property EBITDA	$67	$66	$1	1.5%
EBITDA Margin %	41.1%	41.8%		-0.7 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,494	$2,425	$69	2.8%
Rolling Chip Win %(1)	3.22%	3.43%		-0.21 pts

Non-Rolling Chip Drop	$313	$272	$41	15.1%
Non-Rolling Chip Win %	18.4%	20.1%		-1.7 pts

Slot Handle	$108	$104	$4	3.8%
Slot Hold %	7.2%	6.6%		0.6 pts

Hotel Statistics

Occupancy %	82.8%	81.1%		1.7 pts
Average Daily Rate (ADR)	$413	$351	$62	17.7%
Revenue per Available Room (RevPAR)	$342	$284	$58	20.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s revenue was $161 million and adjusted property EBITDA was $47 million. Non-Rolling Chip drop was $608 million during the quarter, while slot handle was $592 million. Rolling Chip volume was $1.40 billion for the quarter. The property realized 1.83% win on Rolling Chip volume during the quarter, below the 3.18% generated in the year-ago quarter. Adjusted property EBITDA margin of 29.2% represents an increase of 430 basis points compared to the prior-year quarter.

The following table summarizes our key operating results for Sands Macao for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Sands Macao Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$155	$198	$(43)	-21.7%
Rooms	5	6	(1)	-16.7%
Food and Beverage	7	8	(1)	-12.5%
Convention, Retail and Other	2	3	(1)	-33.3%
Less - Promotional Allowances	(8)	(10)	2	20.0%
Net Revenues	$161	$205	$(44)	-21.5%

Adjusted Property EBITDA	$47	$51	$(4)	-7.8%
EBITDA Margin %	29.2%	24.9%		4.3 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,404	$2,696	$(1,292)	-47.9%
Rolling Chip Win %(1)	1.83%	3.18%		-1.35 pts

Non-Rolling Chip Drop	$608	$716	$(108)	-15.1%
Non-Rolling Chip Win %	20.0%	17.3%		2.7 pts

Slot Handle	$592	$662	$(70)	-10.6%
Slot Hold %	3.4%	3.3%		0.1 pts

Hotel Statistics

Occupancy %	98.6%	99.1%		-0.5 pts
Average Daily Rate (ADR)	$196	$209	$(13)	-6.2%
Revenue per Available Room (RevPAR)	$193	$207	$(14)	-6.8%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Fourth Quarter Operating Results

Marina Bay Sands generated revenue of $723 million and adjusted property EBITDA of $366 million.

Rolling Chip win percentage of 2.87% in the fourth quarter of 2016 was above the 2.39% achieved in the fourth quarter of 2015, but within the expected range. Rolling Chip volume was $8.26 billion for the quarter.

Non-Rolling Chip drop was $951 million during the quarter, with a Non-Rolling Chip win percentage of 28.1%. Slot handle increased 1.8% to $3.38 billion for the quarter compared to the year-ago quarter. Total mass win-per-day during the quarter was $4.59 million, consistent with the same quarter last year.

Occupancy was essentially unchanged at 96.7% during the quarter, while ADR increased 7.9% to $423, resulting in a RevPAR increase of 7.9% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Marina Bay Sands Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$563	$533	$30	5.6%
Rooms	95	88	7	8.0%
Food and Beverage	55	55	-	-%
Mall	44	42	2	4.8%
Convention, Retail and Other	26	29	(3)	-10.3%
Less - Promotional Allowances	(60)	(44)	(16)	-36.4%
Net Revenues	$723	$703	$20	2.8%

Adjusted Property EBITDA	$366	$339	$27	8.0%
EBITDA Margin %	50.6%	48.2%		2.4 pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,257	$10,117	$(1,860)	-18.4%
Rolling Chip Win %(1)	2.87%	2.39%		0.48 pts

Non-Rolling Chip Drop	$951	$976	$(25)	-2.6%
Non-Rolling Chip Win %	28.1%	28.5%		-0.4 pts

Slot Handle	$3,383	$3,323	$60	1.8%
Slot Hold %	4.6%	4.4%		0.2 pts

Hotel Statistics

Occupancy %	96.7%	96.6%		0.1 pts
Average Daily Rate (ADR)	$423	$392	$31	7.9%
Revenue per Available Room (RevPAR)	$409	$379	$30	7.9%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Fourth Quarter Operating Results

Revenue and adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, were $412 million and $111 million, respectively, for the quarter. RevPAR increased 4.5% year-over-year to $230 in the quarter, reflecting a 6.3% increase in ADR to $254 and a 1.8 percentage point decrease in occupancy to 90.3%.  Table games drop decreased 14.8% in the quarter to $403 million, reflecting softer play in both the Baccarat and non-Baccarat segments, while slot handle increased 4.3% to $707 million.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$130	$129	$1	0.8%
Rooms	144	142	2	1.4%
Food and Beverage	75	74	1	1.4%
Convention, Retail and Other	90	82	8	9.8%
Less - Promotional Allowances	(27)	(27)	-	-%
Net Revenues	$412	$400	$12	3.0%

Adjusted Property EBITDA	$111	$97	$14	14.4%
EBITDA Margin %	26.9%	24.3%		2.6 pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$403	$473	$(70)	-14.8%
Table Games Win %(1)	22.3%	18.5%		3.8 pts

Slot Handle	$707	$678	$29	4.3%
Slot Hold %	7.9%	8.0%		-0.1 pts

Hotel Statistics

Occupancy %	90.3%	92.1%		-1.8 pts
Average Daily Rate (ADR)	$254	$239	$15	6.3%
Revenue per Available Room (RevPAR)	$230	$220	$10	4.5%

(1)	This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% (calculated before discounts).

Sands Bethlehem Fourth Quarter Operating Results

Revenue and adjusted property EBITDA at Sands Bethlehem were $139 million and $28 million, respectively, for the quarter. Table games drop decreased 7.5% to $271 million for the quarter, while table games win percentage was 19.0%, above the 18.3% realized in the fourth quarter of 2015. Slot handle increased 8.1% year-over-year to $1.15 billion for the quarter, with a slot hold percentage of 6.6%.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2016 compared to the fourth quarter of 2015:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2016	2015	$ Change	Change
Revenues:
Casino	$129	$130	$(1)	-0.8%
Rooms	4	4	-	-%
Food and Beverage	7	8	(1)	-12.5%
Mall	1	1	-	-%
Convention, Retail and Other	5	5	-	-%
Less - Promotional Allowances	(7)	(8)	1	-12.5%
Net Revenues	$139	$140	$(1)	-0.7%

Adjusted Property EBITDA	$28	$34	$(6)	-17.6%
EBITDA Margin %	20.1%	24.3%		-4.2 pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$271	$293	$(22)	-7.5%
Table Games Win %(1)	19.0%	18.3%		0.7 pts

Slot Handle	$1,149	$1,063	$86	8.1%
Slot Hold %	6.6%	6.9%		-0.3 pts

Hotel Statistics

Occupancy %	93.3%	92.8%		0.5 pts
Average Daily Rate (ADR)	$163	$152	$11	7.2%
Revenue per Available Room (RevPAR)	$152	$141	$11	7.8%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the Company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao, Sands Cotai Central and The Parisian Macao) and Marina Bay Sands in Singapore was $167 million for the fourth quarter of 2016, an increase of 5.0% compared to the fourth quarter of 2015. Operating profit derived from these retail mall assets increased 2.8% year-over-year to $148 million.

	For The Three Months Ended December 31, 2016					TTM December 31, 2016
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$56	$51	91.1%	777,413	97.6%	$1,326

Shoppes at Four Seasons
Luxury Retail	21	19	90.5%	142,562	100.0%	4,200
Other Stores	12	11	91.7%	116,848	98.4%	1,451
Total	33	30	90.9%	259,410	99.3%	3,004

Shoppes at Cotai Central(3)	16	14	87.5%	407,065	96.7%	882

Shoppes at Parisian(4)	18	15	83.3%	299,778	92.6%	N/A

Total Cotai Strip in Macao	123	110	89.4%	1,743,666	96.8%	1,559

The Shoppes at Marina Bay Sands	44	38	86.4%	612,567	98.3%	1,383

Total	$167	$148	88.6%	2,356,233	97.2%	$1,506

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4)	The Shoppes at Parisian opened in September 2016.

Other Factors Affecting Earnings

Ferry Operations and Other, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $7 million during the quarter, compared to $6 million in the fourth quarter of 2015.

Pre-opening expense was $2 million in the fourth quarter of 2016, compared to $18 million in the fourth quarter of 2015.

Depreciation and amortization expense was $319 million in the fourth quarter of 2016, compared to $249 million in the fourth quarter of 2015. This increase was driven primarily by the opening of The Parisian Macao.

Interest expense, net of amounts capitalized, was $76 million for the fourth quarter of 2016, compared to $66 million in the prior-year quarter. Capitalized interest was $1 million during the fourth quarter of 2016, compared to $11 million during the fourth quarter of 2015. Our weighted average borrowing cost in the fourth quarter of 2016 was approximately 3.0%.

The Company’s effective income tax rate for the fourth quarter of 2016 was 7.9% compared to 9.7% in the prior-year quarter. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the fourth quarter of 2016 of $98 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2016 were $2.13 billion.

As of December 31, 2016, total debt outstanding, including the current portion and net of deferred financing costs (excluding those costs related to our revolving facilities) and original issue discount, was $9.60 billion.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $295 million, including construction, development and maintenance activities of $215 million in Macao (principally for The Parisian Macao), $40 million in Las Vegas, $33 million at Marina Bay Sands and $7 million at Sands Bethlehem.

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Conference Call Information

The Company will host a conference call to discuss the Company's results on Wednesday, January 25, 2017 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the Company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our ability to meet certain development deadlines, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants and many other amenities.

Our properties include The Venetian and The Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd.(HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central, and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through its Sands Cares corporate citizenship program and leading innovation with the Company’s award-winning Sands ECO360° global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2016 Results
Non-GAAP Measures

Within the Company’s fourth quarter 2016 press release, the Company makes reference to certain non-GAAP financial measures that supplement the Company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The Company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the Company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the Company’s operations and operating performance. These non-GAAP financial measures are presented so that investors have the same financial data that management uses in evaluating financial performance with the belief that it will assist the investment community in properly assessing the underlying financial performance of the Company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain non-recurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of gaming companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Gaming companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Las Vegas Sands Corp., have historically excluded certain expenses that do not relate to the management of specific casino properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The Company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments and debt principal repayments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands Corp. may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 2.85% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 2.7% to 3.0% for our Macao and Singapore properties, and applying a win percentage of 25.0% for Baccarat and 18.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 21.0% to 29.0% for Baccarat and 16.0% to 20.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The Company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The Company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenues:
Casino	$2,365	$2,162	$8,771	$9,083
Rooms	404	367	1,527	1,470
Food and beverage	215	201	774	757
Mall	169	160	591	564
Convention, retail and other	144	152	533	540
	3,297	3,042	12,196	12,414
Less - promotional allowances	(222)	(180)	(786)	(726)
	3,075	2,862	11,410	11,688
Operating expenses:
Resort operations	1,962	1,815	7,294	7,540
Corporate	48	49	256	176
Pre-opening	2	18	130	48
Development	2	3	9	10
Depreciation and amortization	319	249	1,111	999
Amortization of leasehold interests in land	9	10	38	39
Loss on disposal or impairment of assets	64	16	79	35
	2,406	2,160	8,917	8,847
Operating income	669	702	2,493	2,841
Other income (expense):
Interest income	4	2	10	15
Interest expense, net of amounts capitalized	(76)	(66)	(274)	(265)
Other income (expense)	64	(1)	31	31
Loss on modification or early retirement of debt	(2)	-	(5)	-
Income before income taxes	659	637	2,255	2,622
Income tax expense	(52)	(62)	(239)	(236)
Net income	607	575	2,016	2,386
Net income attributable to noncontrolling interests	(98)	(109)	(346)	(420)
Net income attributable to Las Vegas Sands Corp.	$509	$466	$1,670	$1,966

Earnings per share:
Basic	$0.64	$0.59	$2.10	$2.47
Diluted	$0.64	$0.59	$2.10	$2.47

Weighted average shares outstanding:
Basic	794,778,997	794,963,357	794,627,349	796,785,900
Diluted	795,077,689	795,653,442	795,210,673	797,596,082

Dividends declared per common share	$0.72	$0.65	$2.88	$2.60

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure and Supplemental Data
(In millions)
(Unaudited)

Net Revenues
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
The Venetian Macao	$707	$761	$2,895	$2,987
Sands Cotai Central	444	506	1,965	2,182
The Parisian Macao	344	-	413	-
Four Seasons Hotel Macao and Plaza Casino	163	158	597	691
Sands Macao	161	205	688	879
Ferry Operations and Other	48	43	174	160
Macao Operations	1,867	1,673	6,732	6,899

Marina Bay Sands	723	703	2,799	2,952
Las Vegas Operating Properties	412	400	1,537	1,508
Sands Bethlehem	139	140	571	549
Intersegment Eliminations	(66)	(54)	(229)	(220)
	$3,075	$2,862	$11,410	$11,688

Adjusted Property EBITDA
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
The Venetian Macao	$262	$298	$1,089	$1,079
Sands Cotai Central	132	160	616	651
The Parisian Macao	95	-	114	-
Four Seasons Hotel Macao and Plaza Casino	67	66	221	243
Sands Macao	47	51	172	226
Ferry Operations and Other	7	6	32	23
Macao Operations	610	581	2,244	2,222

Marina Bay Sands	366	339	1,389	1,507
Las Vegas Operating Properties	111	97	356	305
Sands Bethlehem	28	34	141	136
	$1,115	$1,051	$4,130	$4,170

Adjusted Property EBITDA as a Percentage of Net Revenues
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
The Venetian Macao	37.1%	39.2%	37.6%	36.1%
Sands Cotai Central	29.7%	31.6%	31.3%	29.8%
The Parisian Macao	27.6%	-%	27.6%	-%
Four Seasons Hotel Macao and Plaza Casino	41.1%	41.8%	37.0%	35.2%
Sands Macao	29.2%	24.9%	25.0%	25.7%
Ferry Operations and Other	14.6%	14.0%	18.4%	14.4%
Macao Operations	32.7%	34.7%	33.3%	32.2%

Marina Bay Sands	50.6%	48.2%	49.6%	51.1%
Las Vegas Operating Properties	26.9%	24.3%	23.2%	20.2%
Sands Bethlehem	20.1%	24.3%	24.7%	24.8%

Total	36.3%	36.7%	36.2%	35.7%

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Room Statistics:
The Venetian Macao:
Occupancy %	94.2%	83.5%	86.0%	84.0%
Average daily room rate (ADR) (1)	$211	$223	$214	$243
Revenue per available room (RevPAR) (2)	$199	$186	$184	$204

Sands Cotai Central:
Occupancy %	85.9%	85.4%	82.2%	83.1%
Average daily room rate (ADR) (1)	$146	$151	$148	$157
Revenue per available room (RevPAR) (2)	$125	$129	$122	$131

The Parisian Macao:
Occupancy %	91.1%	-%	90.5%	-%
Average daily room rate (ADR) (1)	$138	$-	$138	$-
Revenue per available room (RevPAR) (2)	$126	$-	$125	$-

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	82.8%	81.1%	75.3%	82.0%
Average daily room rate (ADR) (1)	$413	$351	$364	$376
Revenue per available room (RevPAR) (2)	$342	$284	$274	$308

Sands Macao:
Occupancy %	98.6%	99.1%	97.1%	99.3%
Average daily room rate (ADR) (1)	$196	$209	$199	$220
Revenue per available room (RevPAR) (2)	$193	$207	$193	$218

Marina Bay Sands:
Occupancy %	96.7%	96.6%	97.3%	96.3%
Average daily room rate (ADR) (1)	$423	$392	$417	$404
Revenue per available room (RevPAR) (2)	$409	$379	$406	$389

Las Vegas Operating Properties:
Occupancy %	90.3%	92.1%	93.5%	91.8%
Average daily room rate (ADR) (1)	$254	$239	$246	$233
Revenue per available room (RevPAR) (2)	$230	$220	$230	$214

Sands Bethlehem:
Occupancy %	93.3%	92.8%	94.5%	91.5%
Average daily room rate (ADR) (1)	$163	$152	$160	$151
Revenue per available room (RevPAR) (2)	$152	$141	$151	$138

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$13,244	$11,563	$11,789	$11,864
Slot machine win per unit per day (4)	$240	$267	$258	$261
Average number of table games	536	635	616	618
Average number of slot machines	1,528	1,925	1,807	2,077

Sands Cotai Central:
Table games win per unit per day (3)	$9,600	$9,035	$9,294	$10,340
Slot machine win per unit per day (4)	$294	$320	$315	$341
Average number of table games	405	503	479	504
Average number of slot machines	1,606	1,791	1,788	1,726

The Parisian Macao:
Table games win per unit per day (3)	$8,502	$-	$8,467	$-
Slot machine win per unit per day (4)	$242	$-	$255	$-
Average number of table games	400	-	401	-
Average number of slot machines	1,583	-	1,572	-

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$17,080	$15,024	$15,166	$15,801
Slot machine win per unit per day (4)	$684	$471	$501	$501
Average number of table games	88	100	94	116
Average number of slot machines	123	157	141	159

Sands Macao:
Table games win per unit per day (3)	$8,129	$8,309	$7,467	$8,616
Slot machine win per unit per day (4)	$267	$260	$267	$281
Average number of table games	197	274	242	280
Average number of slot machines	826	912	886	945

Marina Bay Sands:
Table games win per unit per day (3)	$9,236	$9,218	$8,972	$10,434
Slot machine win per unit per day (4)	$676	$661	$667	$659
Average number of table games	592	613	594	600
Average number of slot machines	2,496	2,402	2,471	2,411

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,865	$3,856	$3,222	$3,698
Slot machine win per unit per day (4)	$301	$284	$282	$242
Average number of table games	253	247	248	245
Average number of slot machines	2,006	2,080	2,002	2,193

Sands Bethlehem:
Table games win per unit per day (3)	$3,156	$3,332	$3,342	$3,159
Slot machine win per unit per day (4)	$260	$270	$273	$274
Average number of table games	177	175	177	176
Average number of slot machines	3,162	2,976	3,077	2,992

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.
(2)	RevPAR is calculated by dividing total room revenue by total rooms available.
(3)	Table games win per unit per day is shown before discounts and commissions.
(4)	Slot machine win per unit per day is shown before deducting cost for slot points

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$607	$575	$2,016	$2,386
Add (deduct):
Income tax expense	52	62	239	236
Loss on modification or early retirement of debt	2	-	5	-
Other (income) expense	(64)	1	(31)	(31)
Interest expense, net of amounts capitalized	76	66	274	265
Interest income	(4)	(2)	(10)	(15)
Loss on disposal or impairment of assets	64	16	79	35
Amortization of leasehold interests in land	9	10	38	39
Depreciation and amortization	319	249	1,111	999
Development expense	2	3	9	10
Pre-opening expense	2	18	130	48
Stock-based compensation (1)	2	4	14	22
Corporate expense	48	49	256	176
Consolidated Adjusted Property EBITDA	$1,115	$1,051	$4,130	$4,170

Hold-normalized casino revenue (2)	(78)	8
Hold-normalized casino expense (2)	34	11
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,071	$1,070

(1)	See Exhibit 7
(2)	See Exhibit 5

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2016
		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Operations	$610	$(78)	$34	$566
Marina Bay Sands	366	-	-	366
United States:
Las Vegas Operating Properties	111	-	-	111
Sands Bethlehem	28	-	-	28
United States Property Operations	139	-	-	139
	$1,115	$(78)	$34	$1,071

	Three Months Ended December 31, 2015
		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Operations	$581	$(48)	$22	$555
Marina Bay Sands	339	46	(9)	376
United States:
Las Vegas Operating Properties	97	10	(2)	105
Sands Bethlehem	34	-	-	34
United States Property Operations	131	10	(2)	139
	$1,051	$8	$11	$1,070

(1)

For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%. This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat. This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)

Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except share and per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015 (1)	2016	2015 (1)
Net income attributable to Las Vegas Sands Corp.	$509	$466	$1,670	$1,966

Nonrecurring corporate expense	-	-	79	-
Pre-opening expense	2	18	130	48
Development expense	2	3	9	10
Loss on disposal or impairment of assets	64	16	79	35
Other (income) expense	(64)	1	(31)	(31)
Loss on modification or early retirement of debt	2	-	5	-
Income tax impact on net income adjustments (2)	(21)	(4)	(40)	(5)
Noncontrolling interest impact on net income adjustments	(3)	(6)	(52)	(19)
Adjusted net income	$491	$494	$1,849	$2,004

Hold-normalized casino revenue (3)	(78)	8
Hold-normalized casino expense (3)	34	11
Income tax impact on hold adjustments (2)	-	(6)
Noncontrolling interest impact on hold adjustments	13	8
Hold-normalized adjusted net income	$460	$515

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015 (1)	2016	2015 (1)
Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.64	$0.59	$2.10	$2.47

Nonrecurring corporate expense	-	-	0.10	-
Pre-opening expense	-	0.02	0.16	0.06
Development expense	-	-	0.01	0.01
Loss on disposal or impairment of assets	0.08	0.02	0.10	0.04
Other (income) expense	(0.08)	0.01	(0.04)	(0.04)
Loss on modification or early retirement of debt	-	-	0.01	-
Income tax impact on net income adjustments	(0.02)	(0.01)	(0.04)	(0.01)
Noncontrolling interest impact on net income adjustments	-	(0.01)	(0.07)	(0.02)
Adjusted earnings per diluted share	$0.62	$0.62	$2.33	$2.51

Hold-normalized casino revenue	(0.10)	0.01
Hold-normalized casino expense	0.04	0.02
Income tax impact on hold adjustments	-	(0.01)
Noncontrolling interest impact on hold adjustments	0.02	0.01
Hold-normalized adjusted earnings per diluted share	$0.58	$0.65

Weighted average diluted shares outstanding	795,077,689	795,653,442	795,210,673	797,596,082

(1)	The information for the three months and year ended December 31, 2015, has been reclassified to conform to the current presentation.
(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 5
Exhibit 6

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data By Segment
(In millions)
(Unaudited)

	Three Months Ended December 31, 2016

			Amortization	Loss on	Pre-Opening
		Depreciation	of Leasehold	Disposal or	and		(1)		Adjusted
	Operating	and	Interests	Impairment	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$217	$40	$2	$2	$-	$-	$1	$-	$262
Sands Cotai Central	55	70	2	4	-	-	1	-	132
The Parisian Macao	45	48	1	-	1	-	-	-	95
Four Seasons Hotel Macao and Plaza Casino	54	10	1	-	2	-	-	-	67
Sands Macao	37	10	-	-	-	-	-	-	47
Ferry Operations and Other	(19)	4	-	-	(1)	23	-	-	7
Macao Operations	389	182	6	6	2	23	2	-	610
Marina Bay Sands	259	76	3	2	-	26	-	-	366
United States:
Las Vegas Operating Properties	110	45	-	5	-	(49)	-	-	111
Sands Bethlehem	20	7	-	1	-	-	-	-	28
United States Property Operations	130	52	-	6	-	(49)	-	-	139
Other Development	(53)	2	-	49	2	-	-	-	-
Corporate	(56)	7	-	1	-	-	-	48	-
	$669	$319	$9	$64	$4	$-	$2	$48	$1,115

	Three Months Ended December 31, 2015

			Amortization	Loss on	Pre-Opening
		Depreciation	of Leasehold	Disposal or	and		(1)		Adjusted
	Operating	and	Interests	Impairment	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$253	$40	$2	$1	$-	$-	$2	$-	$298
Sands Cotai Central	78	67	2	3	9	-	1	-	160
Four Seasons Hotel Macao and Plaza Casino	53	11	1	-	1	-	-	-	66
Sands Macao	42	9	-	-	-	-	-	-	51
Ferry Operations and Other	(12)	4	-	-	-	14	-	-	6
Macao Operations	414	131	5	4	10	14	3	-	581
Marina Bay Sands	247	62	4	1	1	24	-	-	339
United States:
Las Vegas Operating Properties	80	43	-	11	-	(38)	1	-	97
Sands Bethlehem	27	7	-	-	-	-	-	-	34
United States Property Operations	107	50	-	11	-	(38)	1	-	131
Other Development	(10)	(1)	1	-	10	-	-	-	-
Corporate	(56)	7	-	-	-	-	-	49	-
	$702	$249	$10	$16	$21	$-	$4	$49	$1,051

	Year Ended December 31, 2016

			Amortization	Loss on	Pre-Opening
		Depreciation	of Leasehold	Disposal or	and		(1)		Adjusted
	Operating	and	Interests	Impairment	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$912	$160	$7	$3	$-	$-	$7	$-	$1,089
Sands Cotai Central	311	287	8	8	(1)	-	3	-	616
The Parisian Macao	34	57	1	-	22	-	-	-	114
Four Seasons Hotel Macao and Plaza Casino	174	39	3	-	4	-	1	-	221
Sands Macao	132	38	1	-	-	-	1	-	172
Ferry Operations and Other	(56)	15	-	-	-	73	-	-	32
Macao Operations	1,507	596	20	11	25	73	12	-	2,244
Marina Bay Sands	1,002	280	16	1	-	90	-	-	1,389
United States:
Las Vegas Operating Properties	325	175	-	15	1	(162)	2	-	356
Sands Bethlehem	111	29	-	1	-	-	-	-	141
United States Property Operations	436	204	-	16	1	(162)	2	-	497
Other Development	(166)	2	2	49	113	-	-	-	-
Corporate	(286)	29	-	2	-	(1)	-	256	-
	$2,493	$1,111	$38	$79	$139	$-	$14	$256	$4,130

	Year Ended December 31, 2015

			Amortization	Loss on	Pre-Opening
		Depreciation	of Leasehold	Disposal or	and		(1)		Adjusted
	Operating	and	Interests	Impairment	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$898	$155	$7	$10	$-	$-	$9	$-	$1,079
Sands Cotai Central	337	277	8	7	18	-	4	-	651
Four Seasons Hotel Macao and Plaza Casino	194	39	3	-	6	-	1	-	243
Sands Macao	185	36	1	3	-	-	1	-	226
Ferry Operations and Other	(47)	14	-	-	-	55	1	-	23
Macao Operations	1,567	521	19	20	24	55	16	-	2,222
Marina Bay Sands	1,145	243	17	2	2	97	1	-	1,507
United States:
Las Vegas Operating Properties	264	174	-	13	-	(151)	5	-	305
Sands Bethlehem	108	28	-	-	-	-	-	-	136
United States Property Operations	372	202	-	13	-	(151)	5	-	441
Other Development	(35)	-	3	-	32	-	-	-	-
Corporate	(208)	33	-	-	-	(1)	-	176	-
	$2,841	$999	$39	$35	$58	$-	$22	$176	$4,170

(1)
During the three months ended December 31, 2016 and 2015, the Company recorded stock-based compensation expense of $6 million and $9 million, respectively, of which $4 million and $5 million, respectively, is included in corporate expense on the Company's condensed consolidated statements of operations. During the years ended December 31, 2016 and 2015, the Company recorded stock-based compensation expense of $34 million and $46 million, respectively, of which $19 million and $23 million, respectively, is included in corporate expense, and $1 million and $1 million, respectively, is included in pre-opening expense on the Company's condensed consolidated statements of operations.

Exhibit 7